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                                                                     EXHIBIT 5.1

                       [KIRKLAND & ELLIS LLP LETTERHEAD]
                           AND AFFILIATED PARTNERSHIPS


                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                 312 861-2000                       Facsimile:
                                                                   312 861-2200
                                 www.kirkland.com







                               September 16, 2004

Tower Automotive, Inc.
37175 Haggerty Road
Novi, Michigan  48377

         Re:  Tower Automotive, Inc.
              Registration Statement on Form S-3

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Tower Automotive, Inc., a Delaware corporation (the "Issuer"), in connection with the proposed registration by the Issuer of the resale by the selling securityholders named in the prospectus forming part of the Registration Statement of $125,000,000 in aggregate principal amount of the Issuer's 5.75% Senior Convertible Debentures due May 15, 2024 (the "Debentures"), and 28,875,025 shares of the Issuer's common stock (the "Common Stock") issuable upon the conversion of the Debentures, in each case pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on the date hereof, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

         The Debentures were issued pursuant to the Indenture (the "Indenture"), dated as of May 24, 2004, between the Issuer and BNY Midwest Trust Company, as trustee. The Debentures and Common Stock issuable upon the conversion of the Debentures are sometimes collectively referred to herein as the "Securities."

         In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) resolutions of the Issuer with respect to the issuance of the Debentures; (ii) the Indenture; (iii) the Resale Registration Statement; (iv) the Registration Rights Agreement, dated as of May 24, 2004, by and among the Issuer and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as the initial purchasers, relating to the Securities; and (v) the Purchase Agreement, dated May 17, 2004, by and among the Issuer and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as the initial purchasers.

London    Los Angeles      New York       San Francisco      Washington, D.C.

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Tower Automotive, Inc.
September 16, 2004
Page 2



         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuer and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer. We have not independently established or verified any facts relevant to the opinions expressed herein but have relied upon statements and representations of officers and other representatives of the Issuer and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that: (i) the Debentures are validly issued and binding obligations of the Issuer and (ii) the shares of Common Stock issuable upon the conversion of the Debentures, when issued in accordance with the terms of the Indenture and the Debentures, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         Our advice on every legal issue addressed in this letter is based exclusively on the law of the State of New York, the General Corporation Law of the State of Delaware or the federal law of the United States. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the Securities. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement.


                                       Sincerely,

                                       /s/ Kirkland & Ellis LLP
                                       ------------------------
                                          KIRKLAND & ELLIS LLP